FORM 8-A

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

_____________________________

Entergy Arkansas, Inc.
(Exact name of registrant as specified in its charter)

Arkansas (State of incorporation or organization)	1-10764 (Commission File Number)	71-0005900 (I.R.S. Employer Identification No.)
425 West Capitol Avenue Little Rock, Arkansas 72201 (501) 377-4000 (Address of principal executive offices, including zip code)
_______________________________

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be so registered
First Mortgage Bonds, 4.90% Series Due December 1, 2052	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.     ☐

Securities Act registration statement file number to which this form relates:  333-169315-03
     (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:   None

The Commission is respectfully requested to send copies of all notices, orders and communications to:

Dawn A. Balash, Esq.                                                      Kimberly M. Reisler, Esq.
Entergy Services, Inc.                                               Morgan, Lewis & Bockius LLP
639 Loyola Avenue                                                            101 Park Avenue
New Orleans, Louisiana 70113                                           New York, New York  10178-0060
(504) 576-6755                                                                    (212) 309-6289

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                      Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the First Mortgage Bonds, 4.90% Series due December 1, 2052 (the “Bonds”) of Entergy Arkansas, Inc.  (the “Company”), an Arkansas corporation.

A description of the Bonds is contained in the Prospectus included in the Company’s Registration Statement on Form S-3, Registration Statement File No. 333-169315-03, which was filed as an automatic shelf registration statement and was effective upon its filing with the Securities and Exchange Commission on September 20, 2010, as supplemented by a Preliminary Prospectus Supplement dated December 6, 2012 and a Prospectus Supplement dated December 6, 2012, each relating to the Bonds and filed pursuant to Rule 424(b) under the Securities Act of 1933. Such description, as so supplemented, is incorporated herein by reference.

Item 2.                      Exhibits.

The Bonds described herein are to be listed on the New York Stock Exchange. Accordingly, the following exhibits required in accordance with Part II to the instructions as to exhibits to Form 8-A have been duly filed with the New York Stock Exchange.

Exhibit	Description	Method of Filing
1*
Mortgage and Deed of Trust, dated as of October 1, 1944, between Entergy Arkansas, Inc. and Deutsche Bank Trust Company Americas (successor to Guaranty Trust Company of New York), as trustee (the “Mortgage”).
Exhibit 4(c)(1) to Entergy Arkansas, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 in File No. 1-10764.
2*	Form of Supplemental Indenture for the creation of a series of Bonds under the Mortgage.	Exhibit 4.02 to Entergy Arkansas, Inc.’s Registration Statement on Form S-3 in File No. 333-159157.

* Previously filed as indicated and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: December 7, 2012	ENTERGY ARKANSAS, INC. By: /s/ Steven C. McNeal Name: Steven C. McNeal Title: Vice President and Treasurer